AGREEMENT

This Agreement is entered into as of November 30, 2005 by and among CUNA MUTUAL LIFE INSURANCE COMPANY (hereinafter the "Company"), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (hereinafter "Lincoln") and SWISS RE LIFE & HEALTH AMERICA INC. (hereinafter "Swiss Re").

WHEREAS, Lincoln and the Company are parties to the Reinsurance Agreement (Lincoln treaty # 3114701) effective September 1, 1983 (hereinafter the "Lincoln Treaty"), which Lincoln and the Company desire to terminate for new business; and

WHEREAS, the Company and Swiss Re wish to enter into a new reinsurance agreement covering new business on identical terms as the Lincoln Treaty (a copy of which, along with all amendments, is attached hereto for the Company and Swiss Re); and

WHEREAS, the termination for new business between Lincoln and the Company shall be contingent on the execution of this Agreement.

NOW THEREFORE, the parties agree as follows:

1. The Lincoln Treaty shall be terminated for new business effective as of November 30, 2005, and Swiss Re will reinsure new business eligible for reinsurance issued after November 30, 2005 on identical terms and conditions as specified in the Lincoln Treaty, whose terms are incorporated herein by reference between the Company and Swiss Re, contingent upon the execution of this Agreement.

2. Lincoln shall have no liability to the Company with respect to business covered under the new reinsurance agreement between the Company and Swiss Re, but will continue to be responsible for its obligations under the Lincoln Treaty.

3. The parties agree to take all reasonable steps necessary to implement the intention of this Agreement.
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IN WITNESS WHEREOF, the Company, Lincoln and Swiss Re have executed this
Agreement.

CUNA MUTUAL LIFE INSURANCE COMPANY

By: /s/ Paul A. Lawin                    Attest: /s/ Michael A. Hulme
    -------------------------------              -------------------------------

Title:  VP                               Title:  VP, Life & Health Product
       ----------------------------              -------------------------------

Date:  1/6/06                            Date:   1/6/06
       ----------------------------              -------------------------------

SWISS RE LIFE & HEALTH AMERICA INC.

By: /s/ Ronald Klein                     Attest: /s/ Robert Gandjean
    -------------------------------              -------------------------------

Title:  EVP                              Title:  VP
       ----------------------------              -------------------------------

Date:  9/28/05                           Date:   9/28/05
       ----------------------------              -------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: /s/ Ronald Klein                     Attest: /s/ Robert Gandjean
    -------------------------------              -------------------------------

Title:  EVP                              Title:  VP
       ----------------------------              -------------------------------

Date:  9/28/05                           Date:   9/28/05
       ----------------------------              -------------------------------